UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

March 1, 2018

Date of Report (Date of Earliest event reported)

SHARING SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-205310	30-0869786
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3820 American Drive, Suite 300, Plano, Texas 75075
(Address of principal executive offices)

Registrant's telephone number, including area code:	714-203-6717

___________________________________________________

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (/Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company    [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 5.07 submission of matters to a vote of security holders.

On March 1, 2018, Sharing Services, Inc, a Nevada corporation (the “Company”), held its Annual Meeting of Stockholders (the “Meeting”).  At the Meeting, Jordan Brock, Robert Oblon, and Frank A. Walters were elected as directors to for a one (1) year term or until their successors are elected and qualified.  Also, at the Meeting, the Stockholders ratified the appointment by the Company's Board of Directors of Ankit Consulting Services, Inc. Certified Public Accountants as the Company's independent registered accounting firm for the Company's fiscal year ending April 30, 2018.  No other business was conducted.

The following table shows the vote tabulations for each matter voted upon by the Stockholders and includes all votes by holders of Common Stock – Class A, Series A Preferred Stock, Series B Preferred Stock, and Series C Preferred Stock:

Matter	Votes Cast For	Votes Cast Against/Withheld	Number of Abstention	Broker Non-Votes
Election of Directors: Jordan Brock	7,550,522,542	20,000	-0-	-0-
Ratification of the Appointment of Ankit Consulting Services, Inc. Certified Public Accountants as Independent Registered Public Accounting Firm:	7,550,452,542	-0-	90,000	-0-

The following table shows the vote tabulations for each matter voted upon by the Stockholders and includes all votes by holders of Common Stock – Class B:

Matter	Votes Cast For	Votes Cast Against/Withheld	Number of Abstention	Broker Non-Votes
Election of Directors: Robert Oblon Frank A. Walters	7,500,000 7,500,000	-0- -0-	-0- -0-	-0- -0-
Ratification of the Appointment of Ankit Consulting Services, Inc. Certified Public Accountants, as Independent Registered Public Accounting Firm:	7,500,000	-0-	-0-	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2018

SHARING SERVICES, INC.

By: /s/ Robert Oblon

Name: Robert Oblon

Title:   Chairman of the Board